Exhibit 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Gene Biotherapeutics, Inc., a Delaware corporation, does hereby certify, to such officer’s knowledge, that the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 of Gene Biotherapeutics, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Gene Biotherapeutics, Inc.

Date: September 3, 2021	/s/ Christopher J. Reinhard
Christopher J. Reinhard, Chief Executive Officer
(Principal Executive Officer)

/s/ James L. Grainer
James L. Grainer, Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.